EXHIBIT 5.1

August 8, 2003

Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, WA 98101

        Re: Registration of Securities of Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Targeted Genetics Corporation, a Washington corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) relating to the sale by the Company from time to time of up to 11,600,000 shares of Common Stock, $0.01 par value, of the Company (the “Shares”).

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

        In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

        On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of shares of Common Stock, when (i) the Registration Statement, as finally amended, has become effective; (ii) an appropriate prospectus supplement with respect to the shares of Common Stock has been prepared, filed and delivered in compliance with the Securities Act of 1933, as amended (the

Targeted Genetics, Inc.
August 8, 2003

“Securities Act”) and the applicable rules under the Securities Act; (iii) if the shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of Common Stock and related matters, including, but not limited to the price of such Common Stock; (v) the Company has received the consideration determined by the Board of Directors to be adequate for the shares of Common Stock; and (vi) the terms of the shares of Common Stock and of their issuance and sale have been duly established in conformity with the operative articles of incorporation and bylaws of the Company and the Washington Business Corporation Act so as not to violate any applicable law, the operative articles of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

        Our opinions expressed above are limited to the laws of the state of Washington. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Sincerely,

DORSEY & WHITNEY LLP